UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 28, 2011

YRC Worldwide Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-12255	48-0948788
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10990 Roe Avenue, Overland Park, Kansas 66211

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (913) 696-6100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On March 28, 2011, YRC Worldwide Inc. (the “Company”) and one of its named executive officers, Phil J. Gaines, entered into an agreement (the “agreement”) regarding Mr. Gaines’ new role as Senior Vice President – Chief Financial Officer of YRC Inc., the largest operating subsidiary of the Company (“YRC”). In this role, Mr. Gaines will report to the President of YRC with a dotted line reporting relationship to the Chief Financial Officer of the Company. The agreement confirms Mr. Gaines’ continued employment with YRC and sets forth modifications to the Company’s Executive Severance Agreement with Mr. Gaines and the Company’s Executive Severance Policy as it would apply to Mr. Gaines. The form of Executive Severance Agreement was filed as Exhibit 10.10 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2009. The Executive Severance Policy was filed as Exhibit 10.9 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2009.

Mr. Gaines will receive a cash payment equal to $229,500, payable on April 1, 2011, in connection with his assumption of this new role (the “April Payment”). In the event Mr. Gaines voluntarily leaves the Company prior to December 31, 2011, he will forfeit any severance benefits normally available under the Company’s Executive Severance Policy, but will retain the April Payment. If (A) Mr. Gaines’ is involuntarily terminated prior to March 31, 2012 as a result of elimination of his position, a restructuring of the Company or a reduction in force, or he is involuntarily terminated without cause or (B) Mr. Gaines voluntarily leaves the Company after December 31, 2011 but prior to March 31, 2012, then, in each case, Mr. Gaines will be eligible to receive severance benefits under the Company’s Executive Severance Policy, except that Mr. Gaines’ cash severance payments would be limited to $382,500 (payable over 15 months from his termination date). If a change of control transaction (as defined in the Executive Severance Agreement between the Company and Mr. Gaines) occurs prior to March 31, 2012 and Mr. Gaines voluntarily leaves the Company within 90 days of the close of such transaction, then Mr. Gaines will be eligible to receive severance benefits under his Executive Severance Agreement, except that Mr. Gaines’ cash severance payments would be reduced by the April Payment. If Mr. Gaines remains employed by the Company after March 31, 2012, he will be eligible for benefits under his Executive Severance Agreement and the Company’s Executive Severance Policy then in effect without any of the modifications set forth in the agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

YRC WORLDWIDE INC.

Date: April 1, 2011	By:	/s/ William D. Zollars
William D. Zollars
Chairman of Board Directors,
President and Chief Executive Officer

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